Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our Auditors’ Report dated March 25, 2008, with respect to the consolidated balance sheet of RBS Holdings N.V. (formerly ABN AMRO Holding N.V.), The Netherlands and subsidiaries as of 31 December 2007, and the related consolidated income statement, statement of cash flows, and statement of changes in shareholders’ equity, included in this Form 6-K.

–	Registration Statement (Form S-8 No. 333-74703) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Group Profit Sharing and Savings Plan and Trust dated March 1999;
–	Registration Statement (Form S-8 No. 333-81400) of ABN AMRO Holding N.V. pertaining to the ABN AMRO WCS Holding Company 401(k) Savings Plan;
–	Registration Statement (Form S-8 No. 333-84044) of ABN AMRO Holding N.V., pertaining to the ABN AMRO Key Employee Equity Program with Co-Investment Plan and ABN AMRO Incorporated U.S. Retention Plan;
–	Registration Statement (Form S-8 No. 333-127660) Form S-8 pertaining to the ABN AMRO Key Staff Stock Option Plan dated August 18, 2005;
–	Registration Statement (Form S-8 No. 333-128619) Form S-8 pertaining to the ABN AMRO Executive Stock Option Plan dated September 27, 2005;
–	Registration Statement (Form S-8 No. 333-128621) Form S-8 pertaining to the ABN AMRO Top Executive Stock Option Plan dated September 27, 2005;
–	Registration Statement (Form S-8 No. 333-140798) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Global Key Employee Retention Program;
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Registration Statement (Form S-8 No. 333-145751) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Combined Performance Share and Restricted Share Plan and ABN AMRO Share Investment and Matching Plan;

–	Registration Statement (Form S-8 No. 333-149577) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Global Key Employee Retention Plan Units;
–	Registration Statement (Form F-3 No. 333-137691) and related Prospectus of ABN AMRO Bank N.V. pertaining to the issuance of up to USD 2,500,000,000 aggregate principal amount of debt securities;
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Registration Statement (Form F-3 No. 333-104778-01) and related Prospectus of ABN AMRO Holding N.V., ABN AMRO Bank N.V., ABN AMRO Capital Funding Trusts V-IX, and ABN AMRO Capital Funding LLCs V-IX pertaining to the issuance of up to USD 6,478,380,000 aggregate amount of the securities listed in the Prospectus;

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Automatic Shelf Registration Statement (Form F-3 No. 333-162193) and related Prospectus of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. pertaining to the issue and sale from time to time of up to USD 7,500,000,000 of its senior notes dated 29 September 2009; and

–	Registration Statement (Form F-4 No. 333-108304) and related Prospectus of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. pertaining to the offer to exchange USD 500,000,000 subordinated notes due 2018.

Amsterdam, The Netherlands
September 30, 2010

/s/ Ernst & Young Accountants LLP